UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 16, 2006
BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 16, 2006, John W. Rogers, Jr. notified Bally Total Fitness Holding Corporation (the “Company”) of his resignation from the Company’s Board of Directors, effective immediately. Mr. Rogers’ resignation was not due to any disagreement with the Company. On November 18, 2006, the Board of Directors voted to reduce the size of the Board to five effective immediately prior to the Company’s annual meeting of stockholders scheduled for December 19, 2006, by eliminating the vacancy in Class II created by Mr. John Rogers’ resignation. As previously disclosed, on October 22, 2006, the Board voted to eliminate the Class I directorship currently held by Mr. Steven S. Rogers effective upon the annual meeting of stockholders, which will further reduce the size of the Board to four at that time.
     On November 18, 2006, the Board of Directors appointed Don R. Kornstein as Chairman of the Compensation Committee.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION Registrant

Dated: November 20, 2006	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel